EXHIBIT 2.3

                      TEEKAY SHIPPING CORPORATION

                      AMENDED AND RESTATED BYLAWS
                       DATED AS OF JUNE 15, 1999

                              1.00 OFFICES

     The registered office of the Corporation shall be at 80 Broad Street, Monrovia, Liberia. The Corporation may also have an office or offices at such other places within or outside Liberia as the Board of Directors may from time to time designate or the business of the Corporation may require.

                            2.00 SHAREHOLDERS

     2.01 Annual Meeting. The annual meeting of shareholders shall be held on such day, and at such time and place within or outside Liberia as the Directors may from time to time determine, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder or shareholders of the Corporation holding in the aggregate not less than 15% of the shares having the right to vote at the meeting. For business to be properly brought before an annual meeting by such shareholder or shareholders, the shareholder or shareholders must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's or shareholders' notice must be delivered to or mailed and received at the principal office of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, that in the event that less than 70 days' notice of the date of the meeting is given to the shareholders, notice by the shareholder or shareholders to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed. A shareholder's or shareholders' notice to the Secretary shall set forth (a) as to each matter the shareholder or shareholders propose to bring before the annual meeting, a brief description of the business proposed to be brought before the annual meeting, the language of the proposal, if appropriate, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder or shareholders proposing such business,
(c) a representation that the shareholder or shareholders hold in the aggregate not less than 15% of the shares having the right to vote at the meeting and a statement of the class and number of shares of the Corporation which are beneficially owned by the shareholder or shareholders, (d) any material interest of the shareholder or shareholders in such business, and (e) a representation that the shareholder or shareholders intend to appear in person or by proxy at the meeting to present the business specified in the notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 2.01. The Board of Directors or the Chairman of the meeting shall, if the facts warrant, determine (i) that a proposal does not constitute proper business to be transacted at the meeting, or (ii) that business was not properly brought before the meeting in accordance with the provisions of this Section 2.01, and, if it is so determined, in either case, any such business shall not be transacted. The procedures set forth in this Section 2.01 for business to be properly brought before an annual meeting by a shareholder or shareholders are in addition to, and not in lieu of, provisions of applicable law, rules and regulations.

     2.02 Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose at any time by order of the Board of Directors. Such meetings shall be held at such place, date and time as may be designated in the notice thereof.

     2.03 Notice of Meetings. Notice of every meeting of shareholders (other than any meeting the giving of notice of which is otherwise prescribed by law) stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by courier service, mail, telex, cable or facsimile at least fifteen but not more than sixty days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. Notice of a special meeting shall state the purpose of the proposed special meeting and the business transacted at any special meeting shall be limited accordingly. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his or her address as the same appears on the record of shareholders of the Corporation. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conduct of any voting thereat, the lack of notice to him or her. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any shareholder shall not invalidate the proceedings of that meeting.

     When a meeting is adjourned to another time or place, it shall not be necessary, unless the meeting was adjourned for lack of a quorum or unless the Board fixes a new record date for the adjourned meeting, to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

     2.04 Quorum and Voting. Except as otherwise expressly provided by law or by the Articles of Incorporation, a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

     If a quorum is present, and except as otherwise expressly provided by law, by the Articles of Incorporation or by the Bylaws, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders, each shareholder entitled to vote thereat shall be entitled to one vote for each such share, and may so vote either in person or by proxy appointed by instrument in writing (including facsimile), signed by the shareholder or the shareholder's attorney-in-fact. Except as otherwise expressly provided by law, every proxy is revocable at the pleasure of the shareholder executing it. Voting shall be by show of hands, unless a poll or written ballot is directed by the Chairman. Any action required or permitted to be taken at a meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     2.05 Right to Vote and Fixing of Record Date. The Board of Directors may fix a time not more than sixty days nor less than fifteen days prior to the date of any meeting of shareholders, or more than sixty days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

     The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or allotment or for the purpose of such other action.

     With respect to holders of shares entitled to vote at the meeting, such shareholders shall present thereat proof of identity satisfactory to the secretary of the meeting.

     If a holder of shares desires to vote by proxy, such proxy nominee shall present proof of identity satisfactory to the secretary of the meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein a longer time during which it is to continue in force.

     2.06 Attendance by Directors, etc. The Directors, the officers, the auditors and the solicitors of the Corporation shall be entitled to attend at any meeting of shareholders but no such person shall be counted in the quorum or be entitled to vote at any meeting of shareholders unless such person shall be a member or proxyholder entitled to vote thereat.

                             3.00 BOARD OF DIRECTORS

     3.01 Numbers.  Subject to and in accordance  with the provisions of Section
6.3 of the Liberian Business Corporation Act ("LBCA"), the number of Directors constituting the entire Board shall be not less than 3 and shall be not more than 11. Subject to such limitations, such number shall be fixed by resolution of the Board and such number shall be increased or decreased from time to time by vote of a majority of the entire Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     3.02 How Elected; Classification. Prior to such time as the Corporation has a classified Board of Directors in accordance with the following provisions hereof, the Directors of the Corporation shall be elected at the annual meeting of shareholders. At the first annual meeting of shareholders (the "First Election Meeting") at which the shareholders of the Corporation approve thereof, the Board shall be divided into three classes. Each class shall be as nearly equal in number as possible and no class shall include fewer than three Directors. Subject to the foregoing and to the LBCA, the Board of Directors may assign the Directors to the classes in any manner. At the First Election Meeting, the number of Directors constituting the entire Board shall be elected in such three classes: the first class to be composed of three (or more, if applicable) Directors who shall be elected to hold office for a term expiring at the close of the first annual meeting of shareholders following the First
Election Meeting; the second class to be composed of three (or more, if applicable) Directors who shall be elected to hold office for a term expiring at the close of the second annual meeting of shareholders following the First Election Meeting; and the third class to be composed of three (or more, if applicable) Directors who shall be elected to hold office for a term expiring at the close of the third annual meeting of shareholders following the First Election Meeting.

     At each annual meeting of shareholders of the Corporation following the First Election Meeting (each a "Subsequent Election Meeting"), three (or more, if applicable) Directors to replace those whose terms expire shall be elected to hold office for a term expiring at the close of the third annual meeting of shareholders following the particular Subsequent Election Meeting. Notwithstanding the foregoing, each Director shall be elected to serve until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. A Director whose term of office expires shall be eligible for re-election.

     3.03 Procedure for Nomination. Only persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible for election as Directors by the shareholders. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder or shareholders of the Corporation holding in the aggregate not less than 15% of the shares having the right to vote for the election of Directors at the meeting who complies or comply with the notice procedure set forth in this Section 3.03. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's or shareholders' notice shall be delivered to or mailed and received at the principal office of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided that in the event less than 70 days' notice of the date of the meeting is given to shareholders, notice by the shareholder or shareholders to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed. Such shareholder's or shareholders' notice shall set forth (a) as to each person whom the shareholder or shareholders propose to nominate for election as a Director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder or shareholders giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder or shareholders, (ii) a representation that the shareholder or shareholders hold in the aggregate not less than 15% of the shares having the right to vote for the election of Directors at the meeting and statement of the class and number of shares of the Corporation that are beneficially owned by such shareholder or shareholders, and (iii) a representation that the shareholder or shareholders intend to appear in person or by proxy at the meeting to make the nomination specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder's or shareholders' notice of nomination. The Board of Directors or the Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this Section 3.03 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof.

     3.04 Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, including the failure of the shareholders to elect the entire Board at any election of Directors, may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy (other than a vacancy resulting from an increase in the number of Directors) becomes a member of the same class as his or her predecessor.

     3.05 Removal of Directors and resignations.

1. Any or all of the Directors may be removed for cause by vote of a majority of Directors constituting the entire Board of Directors, or by vote of the shareholders.

2. Any Director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

3. Except as otherwise provided by the LBCA, no act or proceeding of the Directors is invalid by reason only of there being less than the designated number of Directors in office.

     3.06 Organization. At each meeting of the Board of Directors, the President or, in the absence of the President, a chairman chosen by a majority of the Directors present shall preside, and the Secretary of the Corporation or, in the absence of the Secretary, a person appointed by the chairman of the meeting shall act as secretary. The Board of Directors may adopt such rules as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and the management of the affairs of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as the Board may determine.

     3.07 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

     3.08 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, or any officer of the Corporation who is also a Director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two Directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on such date, and at such time and place, as may be designated in the notice thereof by the officer calling the meeting.

     3.09 Notice of Special Meetings. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each Director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone) or if such notice be delivered to such Director by courier service, mail, telegraph, cable, telex, or facsimile, to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conduct of any voting thereat, the lack of notice to him or her.

     3.10 Annual Meetings. An annual meeting of the Board of Directors shall be held in each year after the adjournment of the annual shareholders meeting and on the same day. If a quorum of the Directors is not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day.

     3.11 Participation by Conference Telephone. The Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     3.12 Quorum. Except as otherwise provided by the LBCA, a majority of the Directors at the time in office, present in person or by proxy given to another Director or conference telephone, shall constitute a quorum for the transaction of business.

     3.13 Voting. The vote of the majority of the Directors, present in person or by proxy given to another Director or conference telephone, at a meeting of the Board or a committee thereof at which a quorum is present shall be the act of the Board or the committee, as the case may be. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board or the committee consent thereto in writing.

     3.14 Compensation. The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors for attendance at the meetings of the Board or of any committee and for services rendered to the Corporation.

                           4.00 COMMITTEES

     4.01 Executive Committee. The Board of Directors may, by resolution adopted by a majority vote of the entire Board, designate two or more of the members of the Board to constitute an Executive Committee. The Executive Committee shall have and may exercise, so far as may be permitted by law, and to the extent provided in said resolution and these Bylaws, all of the powers of the Board in the management of the affairs and property of the Corporation and the exercise of its corporate powers, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or any other committee or to amend or repeal Bylaws or adopt new Bylaws, or to submit to shareholders any action requiring their authorization, or to fix Directors' compensation for serving on the Board or on the Executive Committee or any other committee, or to amend or repeal any resolutions of the Board which by their terms shall not be so amendable or repealable. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee with or without cause. The Executive Committee may hold meetings and make rules for the conduct of its business as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action of the Executive Committee shall be reported to the Board at its meeting next succeeding such action.

     4.02 Other Committees. The Board of Directors may, in its discretion, by resolution adopted by a majority vote of the entire Board, appoint other committees composed of two or more Directors which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee with or without cause. Each committee shall keep a record of its proceedings and report the same to the Board when required. No committee shall have the power to fill vacancies in the Board, or to change the membership of or to fill vacancies in, the Executive Committee or any other committee, or to amend or repeal Bylaws or adopt new Bylaws, or to submit to shareholders any action requiring their authorization, or to fix Directors' compensation for sitting on the Board or the Executive Committee or any other committee, or to amend or repeal any resolution of the Board which by its terms shall not be amendable or repealable.

                              5.00 OFFICERS

     5.01  Number  and  Designations.  The  Board  of  Directors  shall  elect a
President, Secretary and Treasurer and such other officers as it may deem necessary. Officers may be of any nationality and need not be residents of Liberia. The officers shall be elected annually by the Board of Directors at its first meeting following the annual election of Directors, but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board of Directors. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may elect additional officers at any meeting.

     Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of Directors and until his or her successor shall have been duly elected and qualified, except in the event of the earlier termination of his or her term of office, through death, resignation, removal or otherwise.

     Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

     5.02 President. The President shall be the chief executive officer of the Corporation and shall have the general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President, except as specifically limited by appropriate resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors. The President shall preside at all meeting of shareholders at which he or she is present.

     5.03 Secretary. The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and the corporate seal of the Corporation, shall be empowered (together with the other officers of the Corporation) to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board of Directors or the President.

     5.04 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him or her by the Board of Directors or President.

     5.05 Other Officers. Officers other than those treated in Sections 5.02 through 5.04 of these Bylaws shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

     5.06 Attorneys-in-Fact. The Board of Directors shall have the power to appoint attorneys-in-fact for the Corporation with such powers (including the power of substitution) as the Board of Directors shall deem appropriate.

     5.07 Bond. The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

                        6.00 CERTIFICATES FOR SHARES

     6.01 Form and Issuance. The shares of the Corporation shall be represented by certificates in form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by (a) the President or any Vice-President, and (b) by the Secretary or an Assistant Secretary or the Treasurer. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case of any officer who has signed or whose facsimile signature had been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

     6.02 Transfers. The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation's stock. The transfer of shares issued to bearer shall be by delivery of the certificate or certificates representing such shares.

     6.03 Share Register. The Corporation shall maintain a share register to be kept on file in any office of the Corporation or any office of a registrar or transfer agent.

     6.04 Lost or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may require.

                              7.00 DIVIDENDS

     Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.

                         8.00 MISCELLANEOUS PROVISIONS

     8.01 Fiscal Year. The fiscal year of the Corporation shall begin on January 1st of each year and shall end on the last day of December following.

     8.02 Checks and Notes. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

     8.03 Corporate Seal. The corporate seal shall have inscribed therein the name of the Corporation and such other information as the Board of Directors may from time to time determine. In lieu of such corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                             9.00 AMENDMENTS

     9.01 By The Shareholders. These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, at any meeting of shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

     9.02 By The Directors. These Bylaws may be amended, added to, altered, or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any Bylaw so adopted.

                          10.00 INDEMNIFICATION

     10.01 Right To Indemnification. Each person who was or is made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or that, being or having been such a Director or officer or an employee of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director, director, officer, employee or agent or in any other capacity while serving as such a Director, director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the LBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines and ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided however, that except as provided in subsection 10.02 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this subsection 10.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided however that if the LBCA requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

     10.02 Right Of Indemnitee To Bring Suit. If a claim under subsection 10.01 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

     10.03 Non-exclusivity Of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or Bylaws of the Corporation, or otherwise.

     10.04 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director, director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the LBCA. The Corporation without further stockholder approval, may enter into contracts with any Director, director, officer, employee or agent in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

     10.05 Indemnification of Employee and Agents of the Corporation. The Corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation; provided however, that an undertaking shall be made by an employee or agent only if required by the Board.

     10.06 Persons Serving Other Entities. Any person who is or was a Director, officer or employee of the Corporation who is or was serving as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under subsection 10.01 hereof.